November 29 2010


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American
Depositary Receipts
representing fifty
deposited shares of
 Industrea Limited
Form F6 Registration No.
333156327


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended
on behalf of The Bank of New
York Mellon as Depositary for
securities against which American
Depositary Receipts are to be
issued we attach a copy of the new
prospectus Prospectus reflecting
the change in  number of ordinary
shares represented by one
American Depositary Share the
Ratio.

As required by Rule 424e the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to the
file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement the
Prospectus consists of the ADR
certificate with the revised ratio for
Industrea Limited.

The Prospectus has been revised to
reflect the new ratio and has been
overstamped with

Effective November 29 2010 the
ratio has changed to One 1
American Depositary Share
represents Twenty 20 deposited
Shares.

Please contact me with any
questions or comments at 212
8152729


Mark Gendler
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance






101 Barclay Street, 22nd Floor West, New York, NY 10286